Exhibit 10.99

FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT (this “Agreement”) is made and entered into this 13th day of June, 2003, by and among HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (“Borrower), THE PRIME GROUP, INC., an Illinois corporation (the “Released Guarantor”), HORIZON GROUP PROPERTIES, INC., a Maryland corporation (the “Replacement Guarantor”) and BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Lender”).

W I T N E S S E T H:

A.                                   Lender has heretofore made a loan in the maximum principal amount of $11,712,177.00 (the “Loan”) to Borrower, which Loan is now evidenced by that certain Amended, Restated and Increased Promissory Note (the “Note”), dated as of January 30, 2002, in the stated principal amount of $11,712,177.00, executed and delivered by Borrower and payable to the order of Lender.

B.                                     The Loan and the Note are secured by, among other things, that certain Adjustable Rate Mortgage, Security Agreement and Assignment of Leases and Rents (as previously modified and extended, the “Mortgage”), dated as of October 27, 1999, executed and delivered by Borrower for the benefit of Lender, which encumbers, among other things, certain real property located in Kane County, Illinois and more particularly described in the Mortgage and all improvements and fixtures thereon (the “Property”), and which has been recorded as Document No. 1999K103679 in the Records of Kane County, Illinois.  The Mortgage has been amended pursuant to (i) that certain First Amendment to Mortgage, Security Agreement and Assignment of Leases and Rents and Related Documents, dated December 29, 1999, by and among Borrower, the Released Guarantor and Lender and which has been recorded under Document No. 1999K122257 in the Records of Kane County, Illinois, (ii) that certain Second Modification and Extension Agreement, dated as of October 31, 2000, by and among Borrower, the Released Guarantor and Lender and which has been recorded as Document No. 2000K089267 in the Records of Kane County, Illinois and (iii) that certain Third Modification and Extension Agreement, dated January 30, 2002, by and among Borrower, the Released Guarantor and Lender and which has been recorded under Document No. 2002K025149 in the Records of Kane County, Illinois.

C.                                     The Released Guarantor has guaranteed the payment and performance of the obligations of Borrower in regard to the Loan pursuant to that certain Guaranty Agreement (the “Original Guaranty”), dated October 27, 1999, executed by Guarantor for the benefit of Lender.

D.                                    Certain of the owners of partnership interests in Borrower desire to transfer such interests and, as required by the Mortgage, have requested Lender’s consent to such transfer.  In addition, as a result of the transfers of the partnership interests in Borrower, Borrower has requested that Lender release the Released Guarantor from liability under the Original Guaranty in regard to the Loan and accept the Replacement Guarantor as guarantor of the Borrower’s obligations in regard to the Loan.  Concurrently with the execution hereof, the Replacement Guarantor is executing and delivering to Lender a Guaranty Agreement (the “Replacement Guarantor’s Guaranty”) by which the Replacement Guarantor jointly and severally guarantees the payment and performance of Borrower’s obligations in regard to the Loan.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, the parties hereto hereby agree as follows:

1.                                       Lender hereby consents to the transfer of the partnership interests in Borrower owned by the Released Guarantor and Huntley Development Company (collectively, the “Transferring Parties”) to affiliates of the Replacement Guarantor.  As a result of such transfers, the sole general partner of Borrower is now Horizon Huntley Finance, LLC  , owning a one percent (1%) partnership interest therein, and the sole limited partners in Borrower is Horizon Huntley, LLC, a Delaware limited liability company (owning a ninety-nine percent (99%) partnership interest therein.

2.                                       In addition, Lender hereby releases the Released Guarantor from liability under the Original Guaranty in regard to the Loan.  The parties hereto, other than Lender, hereby consent to the release of the Released Guarantor from liability under the Original Guaranty and agree with Lender that such release does not limit or otherwise affect their respective obligations to Lender in regard to the Loan and under the Loan Documents (including, without limitation, the Replacement Guarantor’s Guaranty), all of which obligations remain in full force and effect. The parties hereto further agree that the Released Guarantor is not being released from any liability or obligation it has as a guarantor of the obligations and indebtedness owed to Lender under the NPI Agreement, as such term is hereinafter defined.

3.                                       In consideration for the agreement and consent of lender herein contained and of Lender’s release of the Released Guarantor as provided above, the Replacement Guarantor is executing and delivering to Lender the Replacement Guarantor’s Guaranty.  The parties hereto hereby agree that the Replacement Guarantor’s Guaranty is a Loan Document and that Borrower and the Replacement Guarantor (and any other person or entity named therein who is not released pursuant hereto) have unconditional joint and several liability under the Loan Documents, including, without limitation, the Replacement Guarantor’s Guaranty.

4.                                       Pursuant to the Replacement Guarantor’s Guaranty, the Replacement Guarantor is guaranteeing in addition to the Loan, the obligations of the Borrower and Huntley Meadows Residential Venture (“HMRV”) to Lender under and in regard to that certain Amended and Restated Agreement and Assignment of Net Profits Interest, dated October 27, 1999, by and among Borrower, HMRV and Lender (the “NPI Agreement”).

5.                                       As of the date hereof, the unpaid principal balance of the Loan and the Note is $10,706,151.75.  In addition, Borrower, the Released Guarantor and the Replacement Guarantor agree that the amount of Approved Contributions, as defined in the NPI Agreement, currently outstanding is $11,426,661.75.

6.                                       Borrower and the Replacement Guarantor agree that, except in regard to the personal liability of the Released Guarantor for the payment of the Loan, Lender retains and reserves all of its rights and remedies, as well as all liens and security interests, under and in regard to the Loan Documents and the NPI Agreement.

7.                                       As a material inducement to Lender to enter into this Agreement, Borrower, the Released Guarantor, the Replacement Guarantor and the other Transferring Parties, each on behalf of itself and its successors, assigns, heirs, legal representatives and constituents (whether or not a party hereto) (Borrower, the Released Guarantor, the Replacement Guarantor, such other Transferring Parties and such successors, assigns, heirs, legal representatives and constituents being referred to herein collectively and individually, as “Obligors, et al.”), hereby fully, finally and completely RELEASE and FOREVER DISCHARGE Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys and agents, past, present and future, and their respective heirs, successors and assigns (collectively and individually, “Lender, et al.”) of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses (including, without limitation, reasonable attorneys’ fees), debts, liens, actions and causes of action of any and every nature whatsoever and WAIVE and RELEASE any defense, right of counterclaim, right of set-off or deduction to the payment of the indebtedness evidenced by the Note and/or the Mortgage and/or the NPI Agreement and/or any of the other Loan Documents which Obligors, et al. now have or may claim to have against Lender, et al. arising out of, connected with or relating to any and all acts, omissions or events occurring prior to the execution of this Agreement.

8.                                       As an additional material inducement to Lender to enter into this Agreement, Borrower, Released Guarantor and Replacement Guarantor (as to the representations concerning itself set forth in (a) and (c) below hereby represent and warrant to Lender that:

(a)                                  the Note, the Mortgage, the NPI Agreement and the other Loan Documents, as modified hereby, are in full force and effect, as of the date hereof, there is no default or failure to perform on the part of the Lender in regard to the Loan or the NPI Agreement and neither Borrower nor Released Guarantor nor Replacement Guarantor has any defense, counterclaim or offset to the Note, the Mortgage, the NPI Agreement or any of the other Loan Documents, as modified hereby;

(b)                                 the representations and warranties of Borrower and/or the Released Guarantor set forth in the Note, the Mortgage, the NPI Agreement and/or any of the other Loan Documents are true and correct in all material respects as of the date hereof and are hereby reaffirmed as if such representations and warranties had been made on the date hereof and shall continue in full force and effect; and

(c)                                  this Agreement constitutes the legal, valid and binding obligation of Borrower, Released Guarantor and Replacement Guarantor enforceable against Borrower, the Released Guarantor and the Replacement Guarantor in accordance with the terms hereof, except as such enforceablility may be effected by bankruptcy and other debtor relief laws.

The representations and warranties of Borrower, the Released Guarantor and the Replacement Guarantor contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

9.                                       On demand, Borrower shall pay to Lender all closing costs and fees and expenses incurred by Lender in connection with this Agreement and the transactions contemplated hereby, including, without limitation, Lender’s reasonable attorneys’ fees and expenses.  In addition, Borrower will cause to be issued to Lender concurrently with the execution and delivery hereof, an endorsement to the loan policy of title insurance (the “Policy”) issued to Lender in regard to the Loan, as previously increased and modified, confirming that such Policy continues to insure the first priority status of the Mortgage, as modified hereby.  The cost of such endorsement shall be paid by Borrower.

10.                                 In addition to the documents, instruments and acts described in this Agreement and which are to be executed and/or delivered and/or taken pursuant to this Agreement, Borrower and Guarantor agree to (i) provide to Lender a consent to this Agreement and the transactions effected hereby, executed by the current beneficiary of that certain Amended and Restated Mortgage and Security Agreement, dated October 27, 1999, executed by Borrower for the benefit of U.S. Bank Trust Company which has been recorded as Document No. 1999K122255 in the records of Kane County, Illinois and which encumbers a portion of the Property and (ii) execute and/or deliver from time to time upon request by Lender such other documents and instruments, and take such other action, as Lender may reasonably request or require to more fully and completely evidence and carry out the transactions contemplated by this Agreement, including, without limitation, an opinion of counsel for Borrower, the Released Guarantor, the Replacement Guarantor and the other Transferring Parties in form and substance reasonably satisfactory to Lender and all necessary partnership, trust and/or corporate organization and authorization documents in form and substance satisfactory to Lender.

11.                                 Borrower hereby affirms and confirms each of the covenants and agreements of Borrower contained in the Note, the Mortgage, the NPI Agreement and the other Loan Documents, as each is amended hereby.  The Released Guarantor hereby affirms and confirms its joint and several, personal liability as a guarantor of the indebtedness and obligations owed to Lender under the NPI Agreement.

12.                                 Borrower hereby affirms, confirms, ratifies, renews and extends the debts, duties, obligations, liabilities, rights, titles, security interests, liens, powers and privileges created or arising by virtue of the Note, the Mortgage, the NPI Agreement and the other Loan Documents, as each has been amended hereby, until all of the Indebtedness and Obligations, as such terms are defined in the Mortgage, including, without limitation, all obligations owed to Lender under the NPI Agreement, have been paid and performed in full.  Borrower, the Released Guarantor and the Replacement Guarantor confirm that (except for the release of the Released Guarantor as provided above) Lender has not released, forgiven, discharged, impaired, waived or relinquished, and does not hereby release, forgive, discharge, impair, waive or relinquish any rights, titles, interests, liens, security interests, collateral, parties, remedies or any other matter with respect to the Loan, the Note, the Mortgage, the NPI Agreement and the other Loan Documents, but rather Lender is expressly retaining and reserving the same to their fullest extent.

13.                                 Except as expressly provided herein, all the terms, provisions, debts, duties, obligations, liabilities, representations, warranties, rights, titles, security interests, liens, powers and privileges existing by virtue of the Note, the Mortgage, the NPI Agreement and any other Loan

Document shall be and continue in full force and effect and are hereby acknowledged by Borrower, the Released Guarantor and the Replacement Guarantor to be legal, valid, binding and enforceable in accordance with their terms.

14.                                 This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.  Nothing contained in this paragraph shall act to amend or modify any of the provisions of the Note, the Mortgage, the NPI Agreement or any other Loan Document which restrict or prohibit assignment or transfer.

15.                                 Neither this Agreement nor any provision of the Note, the Mortgage, the NPI Agreement or any other Loan Document may be waived, modified or amended, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification or amendment is sought, and then only to the extent set forth in such instrument.

16.                                 THIS AGREEMENT AND THE OTHER DOCUMENTS ENTERED INTO IN REGARD TO THE LOAN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the day and year first above written.

BORROWER:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP,
an Illinois limited partnership
By:	Huntley Development Company, its Managing General Partner

By:
Name:
Title:

RELEASED GUARANTOR:

THE PRIME GROUP, INC.,
an Illinois corporation

By:
Name:
Title:	President

REPLACEMENT GUARANTOR:

HORIZON GROUP PROPERTIES, INC.

By:
Name:
Title:	President

TRANSFERRED PARTIES:

To be added

LENDER:

BEAL BANK, S.S.B.,
a savings bank organized under the laws of the State of Texas

By:

Name:	William T. Saurenmann
Title:	Senior Vice President